EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registration statement on Form S-1 of We Sell For
U Corp., of our report dated January 14, 2008 on our audit of the financial statements of We Sell For U Corp. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007 and from inception November 12, 2007 through December 31, 2007, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
March 6, 2008



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
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